Exhibit 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of Big City Radio, Inc. on Form S-8 of our report dated September 19, 1997, appearing in the Registration Statement on Form S-1, as amended of Big City Radio, Inc. and to the references to our firm under the captions "Selected Financial and Operating Data" and "Experts".




                                            /s/ Holtz Rubenstein & Co., LLP
                                            ------------------------------------
                                            HOLTZ RUBENSTEIN & CO., LLP



Melville, New York
February 9, 1998